10.21.4

         THE CONVERTIBLE SENIOR SECURED NOTE DATED OCTOBER 7, 1998 MADE BY AURA SYSTEMS, INC. IN FAVOR OF RGC INTERNATIONAL INVESTORS, LDC (THE "CONVERTIBLE SENIOR SECURED NOTE"), IS HEREBY AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 22, 1999. ALL LIABILITIES AND OBLIGATIONS OF AURA SYSTEMS, INC. UNDER THE CONVERTIBLE SENIOR SECURED NOTE SHALL HEREAFTER BE EVIDENCED BY THIS NOTE.


              AMENDED AND RESTATED CONVERTIBLE SENIOR SECURED NOTE


El Segundo, California                                           $3,000,000.00
October 7, 1998

                  FOR VALUE RECEIVED, Aura Systems, Inc., a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of RGC International Investors, LDC or registered assigns (the "Holder") the principal amount of Three Million Dollars ($3,000,000.00) in equal quarterly installments of $283,679.00 beginning on the 22nd day of January, 2000 and continuing on the 22nd day of each successive April, July, October and January until payment in full of the principal amount; provided, however, that if at any time such quarterly payments are less frequent than any regularly scheduled payments of principal or interest to the holders of unsecured claims ("Unsecured Scheduled Payments") pursuant to any plan of reorganization, repayment or restructuring between the Borrower and that certain Unofficial Creditors' Committee of Borrower, organized as of July 26, 1999, or any similarly situated committee, then, following payment of the next quarterly installment due after the date of the first Unsecured Scheduled Payment, this Note shall be thereafter payable in equal monthly installments of $94,009.00 on the 22nd day of each month until payment in full of the principal amount.

                  Any remaining unpaid principal balance of this Note, together with accrued but unpaid interest, shall be due and payable in full on October 22, 2002 (the "Maturity Date"). The Borrower may prepay the principal and interest on this Note, without premium or penalty, at any time prior to the Maturity Date.

                  Interest shall accrue on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from October 22, 1999 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Accrued interest hereunder shall be payable in arrears on the date for principal payments as set forth above. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of sixteen percent (16%) per annum (or such lesser amount as is allowed by law) from the due date thereof until the same is paid ("Default Interest"), such Default Interest to be payable upon demand.

                  All payments of principal and accrued interest shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated October 7, 1998, pursuant to which this Note was originally issued (the "Purchase Agreement").

                  This Note is a secured obligation and is subject to the terms of (i) that certain Security Agreement, dated as of October 7, 1998 and amended as of October 22, 1999, by and between the Holder and the Borrower, (the "Borrower Security Agreement"), (ii) those certain Guarantee Agreements, dated as of October 7, 1998, by and between each of the Borrower's subsidiaries and the Holder (the "Guarantee Agreements), and (iii) those certain Security Agreements, dated as of October 7, 1998, and amended as of October 22, 1999, by and between each of the Borrower's subsidiaries and the Holder (the "Subsidiary Security Agreements" and, together with the Borrower Security Agreement and the Guarantee Agreements, the "Security Agreements"). All terms, covenants, conditions and agreements contained in the Security Agreements are hereby made a part of this Note as if they were fully set forth herein, and Borrower promises and agrees to keep, observe and perform the same in accordance with the terms thereof.

                  The Convertible Senior Secured Note dated October 7, 1998 made by Aura Systems, Inc. in favor of RGC International Investors, LDC (the "Convertible Senior Secured Note") is amended and restated effective as of October 22, 1999. All liabilities and obligations of the Borrower under the Convertible Senior Secured Note shall hereafter be evidenced by this Note.

                  Upon the occurrence of an Event of Default (as defined herein), the entire unpaid principal indebtedness of this Note, together with all interest accrued and Default Interest together with all other charges provided for herein or in the Security Agreements, shall, at the option of Holder, become due and payable immediately, without presentation, demand, protest or further notice (all of which are expressly waived by Borrower), and payment of same may be enforced and recovered in whole or in part at any time by the Holder.

                  Borrower agrees to pay on demand any costs, indemnification claims, or other expenses arising under the Security Agreements and all costs of collection, including without limitation attorneys' fees, incurred by the Holder hereof with respect to any default by Borrower hereunder; such amounts, until paid by Borrower, shall be added to the principal hereof and be secured by the Security Agreements.

                  Any and all payments received by the Holder hereof following a default by Borrower may, at the Holder's option, be applied to any and all sums payable by Borrower hereunder in whatever order and manner the Holder may elect, including, without limitation, the following: first to the payment of any and all costs and expenses incurred by the Holder with respect to such default, second to payments overdue hereunder (in whatever order the Holder may elect), third to accrued interest and fourth to principal. The Holder may make such application notwithstanding any contrary request or purported conditional payment by Borrower.

                  The granting by the Holder hereof, with or without notice, of any forbearance or any extension of time for payment of any sum or for the performance of any covenant, condition or agreement due hereunder or under the Security Agreements, or the granting of any other indulgence, or the taking or releasing or subordinating of any security or additional security for the indebtedness evidenced hereby, or any other modification or amendment of this Note or the Security Agreements, shall in no way release or discharge the liability of Borrower on this Note, whether or not granted or done with the knowledge or consent of Borrower. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD WITHIN THE STATE OF DELAWARE OR ELSEWHERE TO APPEAR FOR BORROWER AND IN CASE ANY DEFAULT HAS OCCURRED HEREUNDER OR UNDER THE SECURITY AGREEMENTS, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, TO CONFESS AND ENTER JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF THE THEN HOLDER OF THIS NOTE AS OF ANY TERM, FOR THE UNPAID BALANCE OF THE PRINCIPAL DEBT HEREOF (INCLUDING WITHOUT LIMITATION ALL SUMS ADVANCED OR PAID BY ANY HOLDER TO OR ON BEHALF OF BORROWER OR ADDED TO THE PRINCIPAL HEREOF PURSUANT TO THE TERMS OF THIS NOTE OR THE SECURITY AGREEMENTS) TOGETHER WITH UNPAID INTEREST AND DEFAULT INTEREST THEREON, COSTS OF SUIT AND REASONABLE ATTORNEY'S FEES AND COSTS. THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT FOR ANY SUCH ATTORNEY TO SO PROCEED. ON SUCH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE FORTHWITH. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE AND MAY BE EXERCISED FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER AND UNDER THE SECURITY AGREEMENTS, ANY LAW, RULE OF COURT OR CUSTOM NOTWITHSTANDING.

                  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be c/o Rose Glen Capital Management, L.P., 3 Bala Plaza East, Suite 200, Bala Cynwyd, Pennsylvania 19004, facsimile number: (610) 617-0570 and the address of the Borrower shall be Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, California 90245, facsimile number: (310) 643-8719. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

                  This Note is transferrable at the Holder's option and shall be binding upon Borrower and its successors and assigns. The rights under and benefits of this Note shall inure to Holder and its successors and assigns. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  If any term or provision of this Note or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable in any respect, the remainder of this Note shall be construed without such provision, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, as the case may be, shall not be affected thereby, and all other terms and provisions of this Note shall be valid and enforceable to the fullest extent permitted by law and equity.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  The following additional terms shall apply to this Note:

                          ARTICLE I - CERTAIN COVENANTS

                  1.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of the Borrower's common stock, par value $0.005 per share (the "Common Stock"), solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

                  1.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares; provided, however, that this Paragraph 1.2 shall not be deemed to prohibit (a) the repurchase by the Borrower of (i) that certain Convertible Term Debenture, due June 27, 1999, issued to JNC Opportunity Fund, Ltd., (ii) that certain Convertible Debenture issued on December 31, 1997 to CEFEO Investments, Ltd., (iii) that certain note issued to Isosceles Fund Ltd. on October 27, 1998, or (iv) those certain Variable Interest Convertible Notes of the Company issued on September 30, 1997, and held by Infinity Investors Ltd. and certain other funds that are advised by H.W. Finance, in each case on terms no more favorable than those given to Holder pursuant to that certain Securities Purchase Agreement, dated as of October 13, 1999, by and between the Holder and Algo Technologies, Inc., a California corporation (the "Algo Purchase Agreement"), or
(b) the issuance by the Borrower of shares of Common Stock to each of Excalibur Limited Partnership, P.R.I.F., L.P. and Gundyco in trust for RRSP 50-9886-19 (collectively, the "NewCom Investors") in an amount not in excess of the shares to which such parties are entitled pursuant to those certain "Aura Repricing Rights" contained in those certain Subscription Agreements, each dated as of November 30, 1998, between NewCom, Inc. and the NewCom Investors (as amended by that certain Amendment Agreement, dated December 28, 1998, between NewCom, Inc. and the NewCom Investors).

                  1.3 Sale of Assets. So long as Borrower shall have any obligation under this Note, the Borrower shall not, and shall not permit any of its Significant Subsidiaries (as defined in Section 2.3 herein) to, sell, lease or otherwise dispose of any of its or their assets outside the ordinary course of business without the Holder's written consent; provided, however, that this Paragraph 1.3 shall not be deemed to prohibit (a) any such disposition of assets the entire proceeds of which are used to repay this Note, (b) any such disposition of assets by Aura Ceramics, Inc. or (c) any such disposition of assets effected prior to October 1, 1999 by MYS Corporation, AuraSound, Inc. and Electrotec Productions, Inc.

                  1.4 Advances and Loans. So long as Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent lend money, give credit or make advances to, or otherwise make an investment in, any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed the Holder in writing prior to the date hereof, and (b) made in the ordinary course of business (including intercompany transactions consistent with past practice).

                  1.5 Contingent Liabilities. So long as Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the Issue Date and which the Borrower has informed the Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

                  1.6 Seniority of Note. So long as Borrower shall have any obligation under this Note, the Borrower shall not incur any obligation with respect to indebtedness which is senior in right of payment to this Note (including, without limitation, making any obligation outstanding as of the Issue Date senior in right of payment to this Note) other than obligations with respect to indebtedness incurred in connection with a Permitted Lien (as defined in the Borrower Security Agreement); provided, however, that the foregoing language shall not be deemed to restrict or otherwise limit Borrower's ability to make payments with respect to indebtedness which is junior in right of payment to this Note to the extent that (i) at the time of such payment, the Borrower is not otherwise in default under the terms of this Note and (ii) the making of such payment by the Borrower would not result in the Borrower's inability to make payments of principal and interest hereunder.

                         ARTICLE II - EVENTS OF DEFAULT

                  The Borrower shall be in default under this Note if any one or more of the following events (each an "Event of Default") occurs:

                  2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due, whether at maturity, upon acceleration or otherwise, and such failure continues uncured for a period of (10) days;

                  2.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note or Sections 2, 3, 4, 5, 6 or 7 of the Security Agreement or any subsidiary of the Borrower breaches any material covenant or other material law or condition contained in Sections 2, 3, 4, 5, 6 or 7 of any Subsidiary Security Agreement, and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

                  2.3 Receiver or Trustee. The Borrower or any Significant Subsidiary (as defined below) of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed. For purposes hereof, the term "Significant Subsidiary" shall mean any subsidiary of the Borrower which on the Issue Date fits (based upon the financial statements of the Borrower dated as of and for the periods ending September 30, 1999) or which may in the future fit within the definition set forth in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended, but shall specifically exclude NewCom, Inc.;

                  2.4 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any Significant Subsidiary of the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed (by court order or by the written agreement of the judgment creditor) for a period of twenty (20) days unless otherwise consented to by the Holder in its sole discretion; provided, however, that the existing judgment against the Borrower and certain of its subsidiaries in favor of NEC Technologies, Inc. entered in Case No. YC033592, Los Angeles Superior Court, pursuant to a Settlement Agreement, dated December 17, 1998, in the amount of $2,951,854 (plus interest) shall not constitute an Event of Default under this Paragraph 2.4;

                  2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Significant Subsidiary of the Borrower; provided, however, that in the case of an involuntary bankruptcy, such involuntary bankruptcy shall continue undischarged or undismissed for a period of sixty (60) days;

                  2.6 Sale of Assets, Merger. The sale, conveyance or disposition of all or substantially all of the assets of the Borrower or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 22nd day of October, 1999.


                               AURA SYSTEMS, INC.



                                    By:_____________________________________
                                      Name:
                                     Title:


ACKNOWLEDGED AND AGREED TO BY:


RGC INTERNATIONAL INVESTORS, LDC
By:      Rose Glen Capital Management, L.P., Investment Manager
         By:      RGC General Partner Corp., as General Partner


By: ______________________________
         Wayne D. Bloch
         Managing Director